                                                                      EXHIBIT 11


               Hawker Pacific Aerospace -- 1999 Annual Report on Form 10-K
               Exhibit 11 -- Statement re Computation of Per Share Earnings

   WEIGHTED AVERAGE SHARES - Year to Date
   FISCAL 1999

                       No. Days in     Cumulative Days                   No. Shares      Weighted Ave.
                          Month            in Year       Weighting      Outstanding       Shares Out
                       -----------     -------------     --------       -----------      ------------

   January                      31                31        8.49%         5,822,222           494,490
   February                     28                59        7.67%         5,822,222           446,636
   March                        31                90        8.49%         5,822,222           494,490
   April                        30               120        8.22%         5,822,222           478,539
   May                          31               151        8.49%         5,822,222           494,490
   June                         30               181        8.22%         5,822,222           478,539
   July                         31               212        8.49%         5,822,222           494,490
   August                       31               243        8.49%         5,822,222           494,490
   September                    30               273        8.22%         5,822,222           478,539
   October                      31               304        8.49%         5,822,222           494,490
   November                     30               334        8.22%         5,822,222           478,539
   December                     31               365        8.49%         5,822,222           494,490
                       -----------                       --------                         -----------
                               365                        100.00%                           5,822,222


   Add:  fully diluted from CMS calculations - Year to Date                                         -
   Add:  fully diluted from conversion of preferred stock                                           -

                                                                                    ------------------
   Diluted shares outstanding at month end - year to date                                   5,822,222
                                                                                    ==================


   Third Quarter

   July                         31                31       33.70%         5,822,222         1,961,836
   August                       31                62       33.70%         5,822,222         1,961,836
   September                    30                92       32.61%         5,822,222         1,898,551
                                                                                    ------------------
                                                                                            5,822,222

   Add:  fully diluted from CMS calculations - 4th quarter                                    157,836
   Add:  fully diluted from conversion of preferred stock                                     415,728
                                                                                    ------------------
   Diluted shares outstanding at month end - 4th quarter                                    6,395,786
                                                                                    ==================

   WEIGHTED AVERAGE SHARES - Year to Date
   FISCAL 1999


                       No. Days in     Cumulative Days                   No. Shares      Weighted Ave.
                          Month            in Year       Weighting      Outstanding       Shares Out
                       -----------     ---------------   ---------      -----------      -------------

   January                      31                31        8.49%         5,822,222           494,490
   February                     28                59        7.67%         5,822,222           446,636
   March                        31                90        8.49%         5,822,222           494,490
   April                        30               120        8.22%         5,822,222           478,539
   May                          31               151        8.49%         5,822,222           494,490
   June                         30               181        8.22%         5,822,222           478,539
   July                         31               212        8.49%         5,822,222           494,490
   August                       31               243        8.49%         5,822,222           494,490
   September                    30               273        8.22%         5,822,222           478,539
   October                      31               304        8.49%         5,822,222           494,490
   November                     30               334        8.22%         5,822,222           478,539
   December                     31               365        8.49%         5,822,222           494,490
                       -----------                       --------                        ------------
                               365                        100.00%                           5,822,222


   Add:  fully diluted from CMS calculations - Year to Date                                         -
   Add:  fully diluted from conversion of preferred stock                                           -

                                                                                    ------------------
   Diluted shares outstanding at month end - year to date                                   5,822,222
                                                                                    ==================


   Third Quarter

   July                          31              31       33.70%         5,822,222          1,961,836
   August                        31              62       33.70%         5,822,222          1,961,836
   September                     30              92       32.61%         5,822,222          1,898,551
                                                                                    ------------------
                                                                                            5,822,222

   Add:  fully diluted from CMS calculations - 4th quarter                                     36,311
   Add:  fully diluted from conversion of preferred stock                                     415,728

                                                                                    ------------------
   Diluted shares outstanding at month end - 4th quarter                                    6,274,261
                                                                                    ==================
